Exhibit 99.1

FOR IMMEDIATE RELEASE November 4, 2004

CONTACT:	Dan Behrendt
CFO
TASER International, Inc.
480-905-2002
Dan@TASER.com

TASER® International, Inc. Declares 2-For-1 Stock Split

SCOTTSDALE, AZ, November 4, 2004 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced less-lethal devices, announced today that the Company has declared a 2-for-1 stock split effective in the form of a 100 percent stock dividend payable on or about November 29, 2004, to shareholders of record on November 15, 2004.

Under the terms of this stock split, TASER International’s stockholders will receive a dividend of one share of common stock for every one share of common stock held on that record date. In order to receive the stock dividend, a stockholder of record on the record date must continue to hold TASER stock through the dividend payment date. The dividend will be paid in authorized but unissued shares of common stock of the Company. The Company anticipates that the issued and outstanding shares of common stock after the split will be increased from approximately 29,648,194 shares to 59,296,388 shares.

“The Board of Directors has declared this 2-for-1 stock split to reduce the stock’s price per share and increase its market liquidity for the purpose of enhancing the securities’ appeal to both private and institutional investors,” said Rick Smith, CEO of TASER International, Inc.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. TASER technology is currently in testing or deployment at over 6,000 law enforcement and correctional agencies in the U.S. and abroad. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of the 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation including lawsuits resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, fluctuations in component pricing, government regulations, variation among law enforcement agencies with their TASER product experience, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

For further information contact Dan Behrendt, CFO at 480-905-2002 or Dan@TASER.com. Visit the company’s web-site at www.TASER.com for facts and video.

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